Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350, as adopted), Morteza Ejabat, Chief Executive Officer of Zhone Technologies, Inc. (the “Company”), and Kirk Misaka, Chief Financial  Officer of the Company, each hereby certify that, to the best of their knowledge:

1.    The Company’s Amendment to the Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of October, 2003.

/s/ MORTEZA EJABAT	/s/ KIRK MISAKA

Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906,  has been provided to Zhone Technologies, Inc. and will be retained by Zhone Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.